Exhibit 4.3

Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2011 by and between RLJ LODGING TRUST, a Maryland real estate investment trust (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and, collectively, the “Initial Holders”).

WHEREAS, the Company intends to engage in various related transactions (collectively, the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”);

WHEREAS, in connection with the IPO Transactions, the Company intends to engage in certain consolidation transactions (the “Consolidation Transactions”) pursuant to which, among other things, the Initial Holders will contribute substantially all of the assets and liabilities of RLJ Development, LLC (“RLJ Development”) to RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), in exchange for an aggregate of 894,000 Class A limited partner units in the Operating Partnership (such units, the “OP Units”) to be issued by the Operating Partnership on the closing date of the Consolidation Transactions, as set forth on Schedule I hereto; and

WHEREAS, pursuant to the terms of Section 8.6 and the other related provisions of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (such agreement, as amended from time to time, the “Partnership Agreement”), commencing on the first anniversary of the date of issuance, and subject to the various limitations contained in the Partnership Agreement and other instruments being delivered in connection with the Consolidation Transactions, the Initial Holders will be entitled to redeem their OP Units for cash or, at the Company’s election, Common Shares;

WHEREAS, the Company has agreed to grant to the Initial Holders (and their permitted assignees and transferees) the registration rights described in this Agreement (the “Registration Rights”).

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.                            DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Agreement” is defined in the preamble hereto.

“Blackout Period” is defined in Section 2.2(f) hereof.

“Business Day” any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Consolidation Transactions” is defined in the recitals hereto.

“Demand Registration” is defined in Section 2.2(a) hereof

“Demand Registration Notice” is defined in Section 2.2(a) hereof.

“Demand Registration Statement” is defined in Section 2.2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fund Partner Registration Rights Agreement” is defined in Section 2.2(e) hereof.

“Fund Partner Underwritten Offering” is defined in section 2.2(e) hereof.

“Holder” means (a) any Initial Holder who is the record or beneficial owner of any Registrable Security or (b) any assignee or transferee of such Initial Holder (including as a result of any assignment or transfers in connection with the foreclosure on any loans secured by the Registrable Securities).

“Initial Holder” is defined in the preamble hereto.

“IPO Closing Date” means the closing date of the Company’s initial public offering.

“IPO Transactions” is defined in the recitals hereto.

“Issuer Registration Statement” is defined in Section 2.1 hereof.

“Maximum Threshold” is defined in section 2.2(e) hereof.

“OP Units” is defined in the recitals hereto.

“Operating Partnership” is defined in the recitals hereto.

“Outside Date” means September 30, 2011.

“Partnership Agreement” is defined in the recitals hereto.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prospectus” means the prospectus or prospectuses included in any Issuer Registration Statement and any Demand Registration Statement or other registration statement contemplated by Section 2.1 and Section 2.2(a) including any documents incorporated therein by reference.

“Redemption Shares” means the Common Shares issued to Holders upon redemption of OP Units held by such Holders.

“Registrable Securities” means the Redemption Shares and any Common Shares issued to a Holder with respect to the Redemption Shares by way of share dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Common Shares or voting common shares issuable upon conversion, exercise or exchange thereof.

“Registration Rights” is defined in the recitals hereto.

“Registration Statement” means an Issuer Registration Statement and related prospectus (including any preliminary prospectus) and a Demand Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy a Holder’s Registration Rights under this Agreement, including, in each case, any documents incorporated therein by reference.

“RLJ Development” is defined in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Suspension Event” is defined in Section 2.3(a) hereof.

SECTION 2.                            REGISTRATION RIGHTS

2.1                                         Issuer Registration Statement.

Subject to Section 2.3 hereof, the Company shall use commercially reasonable efforts to cause to be filed, during the period beginning fifteen (15) days prior to the date the Holders are first permitted to redeem their OP Units pursuant to the Partnership Agreement, and ending fifteen (15) days thereafter, with the Commission a registration statement and related prospectus (the “Issuer Registration Statement”) that comply as to form in all material respects with applicable Commission rules providing for the registration of the Registrable Securities that may be issued to such Holders upon redemption of OP Units held by such Holders.  The Company agrees (subject to Section 2.3 hereof) to use commercially reasonable efforts to cause the Issuer Registration Statement, if filed, to be declared effective by the Commission as soon as practicable after the filing thereof.

Subject to Section 2.3 hereof, the Company agrees to use commercially reasonable efforts to keep any Issuer Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which no such Holder owns any OP Units.  In the event that the Registrable Securities are issued to any Holder by the Company pursuant to an Issuer Registration Statement, the Company shall be deemed to have satisfied all of its registration obligations under this Agreement in respect of such Registrable Securities.

2.2         Demand Registration Rights.

(a)                                  Demand Registration.  Subject to Sections 2.2(d) and 2.3 hereof, at any time after the date that is 365 days after the IPO Closing Date, each Holder may deliver to the Company a written notice (a “Demand Registration Notice”) informing the Company of such Holder’s desire to have some or all of its Registrable Securities registered for resale and specifying the number of Registrable Securities to be registered by the Company (“Demand Registration”).  Upon receipt of a Demand Registration Notice from a Holder requesting registration of the lesser of (i) two hundred thousand (200,000) Registrable Securities or (ii) all of such Holder’s Registrable Securities, if the Company has not already caused such Registrable Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and which has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.2 with respect to such Registrable Securities), then the Company shall cause to be filed with the Commission as soon as reasonably practicable after receiving the Demand Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus covering the resale of the Registrable Securities on a delayed or continuous basis (any such registration statement used to satisfy the Company’s obligations under this Section 2.2, the “Demand Registration Statement”), which complies as to form in all material respects with applicable Commission rules providing for the sale by such Holder or group of Holders of such Registrable Securities.  The Company agrees (subject to Section 2.3 hereof) to use commercially reasonable efforts to cause the Demand Registration Statement to be declared effective by the Commission as soon as practicable.

Subject to Section 2.3 hereof, the Company agrees to use commercially reasonable efforts to keep any Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of such Demand Registration Statement, (ii) the date on which all of the Registrable Securities covered by such Demand Registration Statement are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder, or (iii) the date on which the Holder or Holders consummate the sale of all of the Registrable Securities registered under such Demand Registration Statement.

Notwithstanding the foregoing, the Company may at any time (including, without limitation, prior to or after receiving a Demand Registration Notice from a Holder), in its sole discretion, include all additional Registrable Securities then outstanding or any portion thereof in any registration statement, including by virtue of adding such Registrable Securities as additional securities to an Issuer Registration Statement, a Demand Registration Statement or an existing shelf registration statement pursuant to Rule 462(b) under the Securities Act (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.2(a) with respect to the Registrable Securities so included, so long as such registration statement remains effective and not the subject of any stop order, injunction or other order of the Commission).

(b)                                 Notice to Holders.  Upon receipt of a valid Demand Registration Notice, the Company shall give written notice of the proposed filing of the Demand Registration Statement to all other Holders as soon as practicable, and each Holder who wishes to participate in such Demand Registration Statement shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Demand Registration Statement.

(c)                                  Offers and Sales.  All offers and sales of Registrable Securities covered by a Demand Registration Statement by the Holder thereof shall be completed within the period during which such Demand Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such Demand Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities covered by such Demand Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the related Prospectus in such Holder’s possession upon the expiration of such period.

(d)                                 Limitations on Demand Registration Rights.  During any period when the Company is not eligible to file a registration statement on Form S-3, each Holder and its permitted assignees collectively shall be entitled to five (5) exercises of the Registration Rights under Section 2.2(a); provided, that during any period when the Company is eligible to file a registration statement on Form S-

3, each Holder and its permitted assignees shall have no limitation on the number of exercises of the Demand Registration Rights under Section 2.2(a); provided, however, that the Holders, collectively and as a group, shall not be permitted under any circumstances to exercise the Demand Registration Rights under Section 2.2(a) more than once in any consecutive six (6) month period and the Company shall not be obligated to effect any Demand Registration Statement within six (6) months after the effective date of a previous Demand Registration Statement.  Notwithstanding the foregoing, if a Registration Statement has not been declared effective by the Commission within one hundred twenty (120) days after the original filing date or is suspended for more than ninety (90) days at any one time, the Holders shall be deemed not to have exercised their Demand Registration Rights under Section 2.2(a).  Each Holder’s Demand Registration Rights granted pursuant to this Section 2.2(a) shall expire upon the date on which all of such Holder’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder, including, without limitation, paragraphs (c), (e), (f) and (h) of Rule 144.  The Demand Registration Rights granted pursuant to this Section 2.2(a) may not be exercised by any Holder in connection with any underwritten public offering by the Company without the prior written consent of the Company.

(e)                                  Fund Partner Underwritten Public Offering.

To the extent that the Company undertakes to effect an underwritten public offering of securities for the account of other security holders of the Company in satisfaction of the Company’s obligations under that certain Registration Rights Agreement, dated [•], 2011, by and among the Company and the holders listed on Schedule I thereto (the “Fund Partner Registration Rights Agreement”), the Company shall (i) give written notice of such proposed underwritten public offering (a “Fund Partner Underwritten Offering”) to all Holders as soon as practicable but in no event less than ten (10) business days prior to the anticipated filing date of the registration statement, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, of the offering and (ii) offer to the Holders in such notice the opportunity to participate in such offering and to sell such number of Registrable Securities as such Holder may request in writing within five (5) business days following receipt of such notice. If at any time after giving written notice of the proposed offering and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and shall be relieved of its obligations pursuant to this Section 2.2(e). The Company shall use its reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Fund Partner Underwritten Offering on the same terms and conditions as are applicable to the other security holders of the Company included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their securities through a Fund Partner Underwritten Offering that involves an underwriter(s) shall (i) enter into an underwriting agreement in reasonable and customary form with the underwriter(s) selected by the Company for such Fund Partner Underwritten Offering and (ii) complete and execute all lock-up agreements, questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement.

(i)                                     If the underwriter(s) for a Fund Partner Underwritten Offering advises the Company and the Holders that in their opinion the aggregate dollar amount or number of Common Shares as to which registration has been demanded pursuant to the Fund Partner Registration Rights Agreement and the Registrable Securities as to which registration has been requested under this Section 2.2(e), if any, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering

(such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall be permitted to exclude from any such registration the dollar amount or number of Registrable Securities as to which registration has been requested under this Section 2.2(e) that exceed the Maximum Threshold, on a pro rata basis.

(ii)                                  Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Fund Partner Underwritten Offering by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement.

(f)                                    Black-Out Period.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or affiliates of such Holder who agree to be similarly bound) within seven (7) days prior to and for up to sixty (60) days, in the event of any subsequent offering, following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Black-Out Period”); provided, however, that:

(i)                                     with respect to the Black-Out Period, such agreement shall not be applicable to the Registrable Securities to be sold on such Holder’s behalf to the public in an underwritten offering pursuant to such registration statement;

(ii)                                  all executive officers and trustees of the Company then holding Common Shares shall enter into similar agreements;

(iii)                               the Company shall use commercially reasonable efforts to obtain similar agreements from each 10% or greater shareholder of the Company;

(iv)                              such Holder shall be allowed any concession or proportionate release allowed to any officer, trustee or other 10% or greater shareholder of the Company that entered into similar agreements; and

(v)                                 no Holder shall be subject to more than two (2) Black-Out Periods in any one (1) calendar year.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 2.2(e) and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of any Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

2.3                                 Suspension of Offering.

(a)                                  Notwithstanding Sections 2.1 and 2.2 hereof, the Company shall be entitled to postpone the filing of a Registration Statement, and from time to time to require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof, if (i) the Company is actively pursuing an underwritten primary offering of equity securities of the Company, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay, suspend or withdraw such Registration Statement for more than ninety (90) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (x) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice, other than permanent file copies then in the possession of such Holder’s counsel.

(b)                                 If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

2.4                                 Qualification. The Company shall file such documents as necessary to register or qualify the Registrable Securities to be covered by a Registration Statement by the time such Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holders, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.5                                 Additional Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Sections 2.1 and 2.2 of this Agreement, subject to Section 2.3 hereof, the Company shall:

(a)                                  prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Sections 2.1 and 2.2;

(b)                                 furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c)                                  notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)                                 promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)                                  following receipt of a Demand Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 2.4(e), subject to Section 2.2 above, at the request of the Holders, the Company shall prepare and, to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                    use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(g)                                 if requested by any Holder participating in the offering of Registrable Securities,

incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

2.6                                 Obligations of the Holder.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 2, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

SECTION 3.                            INDEMNIFICATION; CONTRIBUTION

3.1                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of their partners, members, officers, trustees, employees or representatives, as follows:

(i)                                     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

3.2                                 Indemnification by Holder. Each Holder (and each permitted assignee of such Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its trustees and officers (including each trustee and officer of the Company who signed a Registration Statement), each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder as follows:

(i)                                     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

(iii)                               against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the

Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 3.2, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, trustees or control persons with respect to any amount in excess of the amount of the net proceeds actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

3.3                                 Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party of all liability at no cost or expense to the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.4                                 Contribution.

(a)                                  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3.1 and 3.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)                                 The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount in excess of the amount of the net proceeds actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)                                  Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each trustee of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 4.                            EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 2 above, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification).  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of such Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 5.                            RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the Securities Act.  In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 6.                            MISCELLANEOUS

6.1                                 Integration; Amendment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

6.2                                 Waivers.  No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

6.3                                 Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, without such consent, in connection with a transfer of some or all of such Holder’s Registrable Securities (i) to the extent permitted under the Operating Partnership Agreement or the Charter, as applicable, and (ii) provided such transferee agrees in writing to be bound by all of the provisions hereof and the Holder provides written notice to the Company within ten (10) days of the effectiveness of such assignment.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.4                                 Notices.  All notices called for under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) if sent by facsimile transmission during business hours on a Business Day, when transmitted and receipt is confirmed, or otherwise on the following Business Day.  All notices hereunder shall be delivered to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 6.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

6.5                                 Specific Performance.  The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

6.6                                 Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the conflict of law provisions thereof).

6.7                                 Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.8                                 Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

6.9                                 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.  This Agreement may be executed by facsimile signatures.

6.10                           Severability.  If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.11                           No Third Party Beneficiaries.  Except as may be expressly provided herein (including without limitation Section 3 hereof), it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

6.12                           Legend Removal.  The Company, upon the request of any Holder of Registrable Securities, shall use its commercially reasonable efforts to remove any legend from the certificates representing such Registrable Securities with respect to the Securities Act and any state securities laws, and shall cause the termination of any related stop transfer orders, if (a) such Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without any volume limitations or other restrictions on transfer under paragraphs (c), (e), (f) and (h) of Rule 144 and (b) such Holder provides the Company with a representation letter in customary form reasonably sufficient to establish that such limitations and restrictions under paragraphs (c), (e), (f) and (h) of Rule 144 do not apply to such Registrable Securities.  Such Holder further agrees to indemnify the Company against any loss, cost or expenses, including reasonable expenses and attorney’s fees, incurred as a result of such legend removal on such Holder’s behalf; provided, however, that the foregoing indemnification shall not apply to a Holder that is a governmental entity unless such Holder is authorized by applicable law to provide such indemnification.

6.13                           Termination on Outside Date.  If the IPO Transactions are not completed on or before the Outside Date, then this agreement shall terminate automatically on the Outside Date, and each of the Company and the undersigned shall be released from all obligations under this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

Address:	THE COMPANY:

3 Bethesda Metro Center, Suite 1000 Bethesda, MD 20814	RLJ LODGING TRUST, a Maryland real estate investment trust

By:
	Name:	Thomas J. Baltimore, Jr.
	Title:	President and Chief Executive Officer

Address: See Schedule I for the addresses of the Initial Holders	INITIAL HOLDERS:

By:
	Name:	Robert L. Johnson

By:
	Name:	Sheila Johnson

By:
	Name:	Thomas J. Baltimore, Jr.

By:
	Name:	Ross H. Bierkan